Infinity Property and Casualty Reports Improved Earnings per Share in the Fourth Quarter of 2014

Birmingham, Alabama – February 26, 2015 – Infinity Property and Casualty Corporation (NASDAQ: IPCC), a national provider of personal automobile insurance, today reported results for the three and twelve months ended December 31, 2014:

	Three months ended December 31,			Twelve months ended December 31,
(in millions, except per share amounts and ratios)	2014	2013	Change	2014	2013	Change

Gross written premium (1)	$302.5	$313.2	(3.4%)	$1,360.9	$1,339.8	1.6%
Revenues	$366.0	$362.3	1.0%	$1,461.7	$1,443.2	1.3%

Net earnings	$21.4	$9.4	127.9%	$57.2	$32.6	75.3%
Net earnings per diluted share	$1.85	$0.81	128.4%	$4.95	$2.80	76.8%

Operating earnings (1)	$20.8	$8.1	157.4%	$54.4	$28.5	90.9%
Operating earnings per diluted share (1)	$1.81	$0.70	158.6%	$4.71	$2.45	92.2%

Underwriting income (1)	$27.2	$6.1	343.4%	$65.0	$26.7	143.8%
Combined ratio	91.8%	98.1%	(6.3) pts	95.1%	98.0%	(2.9) pts

Return on equity (2)	12.4%	5.7%	6.6 pts	8.4%	5.0%	3.5 pts
Operating earnings return on equity (1)(2)	12.1%	5.0%	7.1 pts	8.0%	4.3%	3.7 pts

Book value per share				$60.75	$57.09	6.4%
Debt to total capital				28.3%	29.5%	(1.2) pts
Debt to tangible capital (1)				30.6%	32.1%	(1.5) pts

(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(2)	Annualized

Net earnings per diluted share increased 128.4% and 76.8% during the fourth quarter and the twelve months ended December 31, 2014, respectively, compared with the same periods in 2013 primarily as a result of improved underwriting profitability and an increase in favorable development on prior accident year loss and loss adjustment expenses ("LAE") reserves.
Gross written premium declined 3.4% during the fourth quarter of 2014 compared with the same period in 2013. Premium growth of 6.5% in California personal auto and countrywide Commercial Vehicle was offset by declines in other states, primarily Florida. Gross written premium grew 1.6% annually in 2014 compared to 2013, with 3.8% growth in the Focus States and 27.4% growth in countrywide Commercial Vehicle, partially offset by declines in other states.
James Gober, CEO and Chairman of Infinity, commented, "While we fell just shy of our premium growth plan for the year, I am pleased with our combined ratio results and the improvements we've seen in our results throughout the year."

2015 Earnings Guidance
The Company is affirming its operating earnings guidance of $4.00 to $4.50. The guidance assumes gross written premium growth between (2.5)% and 2.5%, as compared with 2014, and accident year combined ratio, excluding development on prior accident period loss and loss adjustment expense reserves, between 95.5% and 96.5%.
Share and Debt Repurchase Program
During the fourth quarter of 2014, Infinity repurchased 19,300 shares at an average price, excluding commissions, of $71.77. Infinity has $74.1 million of capacity left under its share and debt repurchase program, which expires December 31, 2016.
Forward-Looking Statements
This press release, notably “2015 Earnings Guidance,” contains certain “forward looking statements” which anticipate results based on estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from those expected by Infinity include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss fourth quarter 2014 results at 11:00 a.m. (ET)
today, February 26, 2015. The webcast can be accessed on the Company's Investor Relations website at http://
ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues:
Earned premium	$332.3	$325.6	$1,325.9	$1,302.5
Installment and other fee income	23.8	24.0	95.2	98.4
Net investment income (1)	9.0	10.4	35.6	35.5
Net realized gains on investments (2)	0.8	2.0	4.3	6.0
Other income	0.2	0.3	0.6	0.7
Total revenues	366.0	362.3	1,461.7	1,443.2

Costs and Expenses:
Losses and loss adjustment expenses (3)	242.5	254.6	1,001.6	1,017.2
Commissions and other underwriting expenses	86.3	88.9	354.6	357.1
Interest expense	3.4	3.5	13.8	13.9
Corporate general and administrative expenses	1.7	1.9	7.7	7.9
Other expenses	0.4	0.3	0.9	2.1
Total costs and expenses	334.4	349.1	1,378.6	1,398.2

Earnings before income taxes	31.6	13.2	83.1	45.1
Provision for income taxes	10.3	3.8	25.9	12.4
Net Earnings	$21.4	$9.4	$57.2	$32.6

Net Earnings per Common Share:
Basic	$1.87	$0.82	$5.00	$2.85
Diluted	$1.85	$0.81	$4.95	$2.80

Average Number of Common Shares:
Basic	11.4	11.4	11.4	11.5
Diluted	11.5	11.6	11.6	11.7

Cash Dividends per Common Share	$0.36	$0.30	$1.44	$1.20
Notes:
(1) Included in net investment income during the three and twelve months ended December 31, 2013 is a one-time adjustment of $1.7 million related to a change in estimate on prepayment speeds for mortgage-backed securities.

(2) Net realized gains before impairment losses	$0.9	$2.2	$4.4	$7.5
Total other-than-temporary impairment (“OTTI”) losses	(0.1)	(1.7)	(1.0)	(3.8)
Non-credit portion in other comprehensive income	—	1.4	0.9	2.3
OTTI losses reclassified from other comprehensive income	—	(0.0)	(0.0)	(0.0)
Net impairment losses recognized in earnings	(0.1)	(0.3)	(0.2)	(1.5)
Total net realized gains on investments	$0.8	$2.0	$4.3	$6.0
(3) Losses and loss adjustment expenses for the three and twelve months ended December 31, 2014 includes $8.8 million and $17.4 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively. Losses and loss adjustment expenses for the three and twelve months ended December 31, 2013 includes $0.8 million and $2.9 million of unfavorable development on prior accident year loss and loss adjustment expense reserves, respectively.
Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	December 31,	September 30,	December 31,
	2014	2014	2013
	(audited)	(unaudited)	(audited)
Assets:
Investments:
Fixed maturities, at fair value	$1,431.8	$1,429.7	$1,354.3
Equity securities, at fair value	94.4	90.6	91.1
Short-term investments, at fair value	0.8	0.8	2.6
Total investments	1,527.1	1,521.2	1,448.0
Cash and cash equivalents	84.5	94.7	134.2
Accrued investment income	13.0	12.2	12.8
Agents’ balances and premium receivable	483.6	507.8	451.3
Property and equipment (net of depreciation)	55.9	56.1	48.1
Prepaid reinsurance premium	4.8	5.2	3.1
Recoverables from reinsurers	14.5	14.0	14.5
Deferred policy acquisition costs	90.4	95.4	88.3
Current and deferred income taxes	20.0	22.0	28.6
Receivable for securities sold	4.5	1.9	2.8
Other assets	11.1	11.9	10.2
Goodwill	75.3	75.3	75.3
Total assets	$2,384.8	$2,417.5	$2,317.3

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$668.2	$673.2	$646.6
Unearned premium	589.3	622.3	566.0
Long-term debt	275.0	275.0	275.0
Commissions payable	18.7	18.6	19.1
Payable for securities purchased	17.2	24.7	39.9
Other liabilities	118.9	122.4	113.9
Total liabilities	1,687.2	1,736.1	1,660.5

Shareholders’ Equity:
Common stock	21.7	21.7	21.7
Additional paid-in capital	372.4	372.2	368.9
Retained earnings (1)	725.7	708.4	685.0
Accumulated other comprehensive income, net of tax	23.5	23.3	16.6
Treasury stock, at cost (2)	(445.6)	(444.2)	(435.5)
Total shareholders’ equity	697.7	681.5	656.8
Total liabilities and shareholders’ equity	$2,384.8	$2,417.5	$2,317.3

Shares outstanding	11.5	11.5	11.5
Book value per share	$60.75	$59.25	$57.09
Notes:

(1)
The change in retained earnings from September 30, 2014 is a result of net income of $21.4 million less shareholder dividends of $4.1 million. The change in retained earnings from December 31, 2013 is a result of net income of $57.2 million less shareholder dividends of $16.6 million.

(2)
Infinity repurchased 19,300 common shares during the fourth quarter of 2014 at an average per share price, excluding commissions, of $71.77. Infinity repurchased 85,600 common shares during the twelve months ended December 31, 2014 at an average price, excluding commissions, of $69.07.

Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended December 31,
	2014	2013
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$21.4	$9.4
Adjustments:
Depreciation	2.8	2.7
Amortization	5.2	3.9
Net realized gains on investments	(0.8)	(2.0)
Loss on disposal of property and equipment	0.0	0.0
Share-based compensation expense	0.2	1.0
Excess tax benefits from share-based payment arrangements	0.1	(0.2)
Activity related to rabbi trust	0.0	0.1
Change in accrued investment income	(0.8)	(0.7)
Change in agents’ balances and premium receivable	24.1	10.0
Change in reinsurance receivables	(0.2)	(0.3)
Change in deferred policy acquisition costs	4.9	3.0
Change in other assets	2.4	2.4
Change in unpaid losses and loss adjustment expenses	(5.0)	13.7
Change in unearned premium	(33.0)	(14.9)
Change in other liabilities	(3.1)	(6.5)
Net cash provided by operating activities	18.3	21.5
Investing Activities:
Purchases of fixed maturities	(119.6)	(136.1)
Purchases of equity securities	(4.0)	(9.0)
Purchases of short-term investments	—	(1.6)
Purchases of property and equipment	(2.6)	(2.7)
Maturities and redemptions of fixed maturities	43.1	44.0
Proceeds from sale of fixed maturities	60.6	130.8
Proceeds from sale of short-term investments	—	3.1
Net cash (used in) provided by investing activities	(22.5)	28.5
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	1.7
Excess tax benefits from share-based payment arrangements	(0.1)	0.2
Principal payments under capital lease obligation	(0.4)	(0.3)
Acquisition of treasury stock	(1.4)	(1.2)
Dividends paid to shareholders	(4.1)	(3.4)
Net cash used in financing activities	(5.9)	(3.1)
Net (decrease) increase in cash and cash equivalents	(10.1)	47.0
Cash and cash equivalents at beginning of period	94.7	87.3
Cash and cash equivalents at end of period	$84.5	$134.2

Note: Columns may not foot due to rounding

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Twelve months ended December 31,
	2014	2013
	(audited)	(audited)
Operating Activities:
Net earnings	$57.2	$32.6
Adjustments:
Depreciation	10.8	9.0
Amortization	22.0	18.9
Net realized gains on investments	(4.3)	(6.0)
Gain on disposal of property and equipment	(0.0)	(0.1)
Share-based compensation expense	2.6	4.0
Excess tax benefits from share-based payment arrangements	(0.1)	(0.6)
Activity related to rabbi trust	0.0	0.1
Change in accrued investment income	(0.2)	(0.8)
Change in agents’ balances and premium receivable	(32.3)	(24.2)
Change in reinsurance receivables	(1.7)	(0.6)
Change in deferred policy acquisition costs	(2.2)	(0.0)
Change in other assets	4.3	4.6
Change in unpaid losses and loss adjustment expenses	21.6	73.7
Change in unearned premium	23.3	27.9
Change in other liabilities	5.1	4.7
Net cash provided by operating activities	106.0	143.3
Investing Activities:
Purchases of fixed maturities	(516.5)	(774.6)
Purchases of equity securities	(6.6)	(11.1)
Purchases of short-term investments	(7.9)	(5.8)
Purchases of property and equipment	(18.6)	(17.8)
Maturities and redemptions of fixed maturities	167.0	193.4
Maturities and redemptions of short-term investments	2.8	0.0
Proceeds from sale of fixed maturities	238.9	454.6
Proceeds from sale of equity securities	5.0	7.2
Proceeds from sale of short-term investments	6.9	3.2
Proceeds from sale of property and equipment	0.0	0.2
Net cash used in investing activities	(129.1)	(150.7)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.8	3.2
Excess tax benefits from share-based payment arrangements	0.1	0.6
Principal payments under capital lease obligation	(0.8)	(0.9)
Acquisition of treasury stock	(10.1)	(12.6)
Dividends paid to shareholders	(16.6)	(13.8)
Net cash used in financing activities	(26.6)	(23.5)
Net decrease in cash and cash equivalents	(49.7)	(31.0)
Cash and cash equivalents at beginning of period	134.2	165.2
Cash and cash equivalents at end of period	$84.5	$134.2

Note: Columns may not foot due to rounding

Definitions of Non-GAAP Financial and Operating Measures

Operating earnings are defined as net earnings, before realized gains and losses on investments and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except EPS)	2014	2013	2014	2013

Earned premium	$332.3	$325.6	$1,325.9	$1,302.5
Losses and loss adjustment expenses	(242.5)	(254.6)	(1,001.6)	(1,017.2)
Commissions and other underwriting expenses	(86.3)	(88.9)	(354.6)	(357.1)
Installment and other fee income	23.8	24.0	95.2	98.4

Underwriting income	27.2	6.1	65.0	26.7

Net investment income	9.0	10.4	35.6	35.5
Other income	0.2	0.3	0.6	0.7
Interest expense	(3.4)	(3.5)	(13.8)	(13.9)
Corporate general and administrative expenses	(1.7)	(1.9)	(7.7)	(7.9)
Other expenses	(0.4)	(0.3)	(0.9)	(2.1)

Pre-tax operating earnings	30.8	11.2	78.9	39.1

Provision for income taxes	(10.0)	(3.1)	(24.4)	(10.5)

Operating earnings, after-tax	20.8	8.1	54.4	28.5

Realized gains on investments, pre-tax	0.8	2.0	4.3	6.0
Provision for income taxes on capital gains	(0.3)	(0.7)	(1.5)	(2.1)
Prior period tax adjustment on capital gains	—	—	—	0.2
Realized gains on investments, net of tax	0.5	1.3	2.8	4.1

Net earnings	$21.4	$9.4	$57.2	$32.6

Operating earnings per diluted share	$1.81	$0.70	$4.71	$2.45
Realized gains on investments and sale of subsidiary, net of tax	0.04	0.11	0.24	0.33
Prior period tax adjustment on capital gains	—	—	—	0.02
Net earnings per diluted share	$1.85	$0.81	$4.95	$2.80

Note: Columns may not foot due to rounding.

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2014	2013	2014	2013

Gross written premium	$302.5	$313.2	$1,360.9	$1,339.8
Ceded reinsurance	(3.3)	(2.5)	(13.3)	(9.9)
Net written premium	299.1	310.7	1,347.6	1,329.9
Change in unearned premium	33.1	14.9	(21.7)	(27.4)
Earned premium	$332.3	$325.6	$1,325.9	$1,302.5
Note: Columns may not foot due to rounding.

Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	December 31, 2014	December 31, 2013

Tangible capital	$897.4	$856.5
Goodwill	75.3	75.3
Total capital	$972.7	$931.8
Note: Columns may not foot due to rounding.

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 11,800 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.

Source:     Infinity Property & Casualty Corporation
3700 Colonnade Parkway
Suite 600
Birmingham, AL 35243

Contact:    Kelly Langele
Investor Relations Analyst
kelly.langele@ipacc.com
(205) 803-8219